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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35034, No. 333-48989, and No. 333-75047) of
MAPICS, Inc., of our report dated October 29, 2001, except as to Note 9 for which the date is December 10, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the references to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.


                                                 /s/PricewaterhouseCoopers LLP

Atlanta, Georgia
December 21, 2001